Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, and to the use of our reports, dated February 22, 2017, with respect to the financial statements and financial highlights of Pax Balanced Fund, Pax ESG Beta Quality Fund (formerly: Pax World Growth Fund), Pax Small Cap Fund, Pax High Yield Bond Fund, Pax Global Environmental Markets Fund, Pax MSCI EAFE ESG Leaders Index Fund (formerly: Pax MSCI International ESG Index Fund), Pax Mid Cap Fund, Pax Core Bond Fund, Pax Large Cap Fund, Pax ESG Beta Dividend Fund, and Pax Ellevate Global Women’s Index Fund included in their annual report to shareholders for the year ended December 31, 2016 that is incorporated by reference into this Post-Effective Amendment Number 85 to the Registration Statement (Form N-1A No. 002-38679) of Pax World Funds Series Trust I.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 27, 2017